UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2010

Commission File Number: 333-146758

CHINA INFRASTRUCTURE CONSTRUCTION CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	16-1718190
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

Shidai Caifu Tiandi Building Suite 1906-09,
1 Hangfeng Road Fengtai District
Beijing, China 100070
(Address of principal executive offices)

86-10-5170-9287
(Registrant’s telephone number, including area code)

(Former name or former address if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 25, 2010, Ms. Yiru Shi resigned as the Chief Financial Officer of China Infrastructure Construction Corporation, a Colorado corporation (the “Company”). Ms. Shi’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Effective October 25, 2010, Mr. John Bai was appointed as acting Chief Financial Officer of the Company, and the Company entered into an employment agreement with Mr. Bai, dated as of October 25, 2010, a copy of which is filed herewith (the “Employment Agreement”).

The Employment Agreement provides that Mr. Bai will serve as acting CFO of the Company for a three-month probation period (the “Probation Period”), at the end of which the Board will review his performance and approve his appointment as the Company’s Chief Financial Officer. The term of the Employment Agreement is one year, including the Probation Period, with an automatic renewal for an additonal year unless either party provides a written non-renewal notice within 30 days prior to the end of the term. Mr. Bai will be compensated as follows:

1.	An annual salary of $150,000, or $12,500 monthly payable in U.S. dollars; and

2.
Options to purchase 150,000 shares of the Common Stock of the Company, exercisable at $3.90 per share, to vest on October 26, 2011. If Mr. Bai’s employment is terminated prior to the vesting date, any unvested options will be terminated. If his employment is terminated after the vesting date, any vested but unexercised options shall terminate on the 91st day following the date of the termination of his employment.  The details of such options are set forth on the Option Grant Agreement.

Set forth below is a brief biography of Mr. John Bai:

Mr. Bai, age 44, before joining the Company worked as an independent financial consultant from November 2009. Mr Bai was Marketing Director of Redwood Capital Inc. from May 2008 to November 2009. Mr. Bai was an Investment Advisor at Maxfin Capital Inc. in Toronto, Ontario, Canada from July 2006 to April 2008.  From June 2003 to June 2006, Mr. Bai worked as an independent financial consultant. Mr. Bai received Master of Science of Finance degree from University of Tulsa, USA in 2003 and a bachelor degree in Aeronautic Engineering from Northwestern Polytechnic University in China in 1989.

Item 9.01.            Financial Statements and Exhibits.

(d)           Exhibits.

The following are filed as exhibits to this report:

Exhibit No.	Description

Exhibit 10.1	Employment Agreement dated October 25, 2010, by and between the Company and John Bai.

Exhibit 10.2	Option Agreement, dated October 25, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Infrastructure Construction Corporation

October 28, 2010	By:	/s/ Rong Yang
Rong Yang
Chairman and Chief Executive Officer